UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 11, 2013

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Identification
of incorporation)	File Number)	Number)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

At the 2012 Annual Meeting of Stockholders of Cantel Medical Corp. (the “Company”) held on January 11, 2013 (the “2012 Annual Meeting”), four proposals were voted on by the Company’s stockholders.  The proposals are described in detail in the Company’s definitive proxy statement filed on November 28, 2012 (the “Proxy Statement”) in connection with the 2012 Annual Meeting and summarized below.

A final voting report was produced by Broadridge Financial Solutions, Inc. (“Broadridge”), the independent inspector of elections for the 2012 Annual Meeting, certifying the following results on the four proposals:

Proposal 1	The stockholders elected all ten director nominees to serve as members of the Company’s board of directors until the Company’s 2013 Annual Meeting of Stockholders.

Name	For	Withheld	Broker Non-Votes
Alan R. Batkin	22,218,705	392,660	2,349,517
Ann E. Berman	22,524,701	86,664	2,349,517
Joseph M. Cohen	20,553,429	2,057,936	2,349,517
Charles M. Diker	21,242,570	1,368,795	2,349,517
Mark N. Diker	21,249,046	1,362,319	2,349,517
George L. Fotiades	22,118,170	493,195	2,349,517
Alan J. Hirschfield	20,923,882	1,687,483	2,349,517
Andrew A. Krakauer	21,253,135	1,358,230	2,349,517
Peter J. Pronovost, M.D.	22,145,373	465,992	2,349,517
Bruce Slovin	21,228,367	1,382,998	2,349,517

Proposal 2	The stockholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 75,000,000.

For	Against	Abstain	Broker Non-Votes
17,094,402	7,833,392	33,088	0

Proposal 3	The stockholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
21,187,664	466,187	957,514	2,349,517

Proposal 4	The stockholders ratified the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending July 31, 2013.

For	Against	Abstain	Broker Non-Votes
23,390,490	1,562,905	7,487	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.

By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer
President and CEO

Dated:  January 15, 2013